EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 27, 2009, relating to the consolidated financial statements of Raptor Pharmaceuticals Corp., which appear in Raptor Pharmaceuticals Corp.’s Annual Report on Form 10-K for the year ended August 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California
August 20, 2010